                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Copper Mountain Networks, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                               PRELIMINARY COPY

                        COPPER MOUNTAIN NETWORKS, INC.
                             2470 EMBARCADERO WAY
                              PALO ALTO, CA 94303
                                (650) 687-3300

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 2000

                               ----------------

TO THE STOCKHOLDERS OF COPPER MOUNTAIN NETWORKS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Copper Mountain Networks, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 10, 2000, at 10:00 a.m. local time at The Westin Santa Clara, 5101 Great American Parkway, Santa Clara, CA 95054 for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,500,000 shares, in addition to the automatic annual increase in the number of shares authorized for issuance under such plan.

  3. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares.

  4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 24, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        John A. Creelman
                                        Vice President of Finance, Chief
                                         Financial Officer and Secretary

San Diego, California
April 11, 2000


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        COPPER MOUNTAIN NETWORKS, INC.
                             2470 EMBARCADERO WAY
                              PALO ALTO, CA 94303
                                (650) 687-3300

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 10, 2000

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Copper Mountain Networks, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 10, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Westin Santa Clara, 5101 Great American Parkway, Santa Clara, CA 95054. The Company intends to mail this proxy statement and accompanying proxy card on or about April 11, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Only holders of record of Common Stock at the close of business on March 24, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 2000 the Company had outstanding and entitled to vote 49,965,619 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 3, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 3, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2470 Embarcadero Way, Palo Alto, CA 94303, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 14, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2001 annual meeting of stockholders notifies the Company of such matter prior to February 25, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   There are eight nominees for the eight Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                               ----------------

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

   The names of the nominees and certain information about them are set forth below:

 NAME                               AGE POSITION
 ----                               --- --------
 Richard S. Gilbert...............   47 President, Chief Executive Officer and
                                        Director
 Joseph D. Markee.................   46 Chief Technical Officer and Chairman of
                                        the Board of Directors
 Robert L. Bailey.................   42 Director
 Tench Coxe.......................   42 Director
 Roger Evans......................   54 Director
 Richard H. Kimball...............   43 Director
 Raymond V. Thomas................   57 Director
 Andrew W. Verhalen...............   43 Director

   Richard S. Gilbert has served as President and Chief Executive Officer of Copper Mountain since April 1998, and as a director of Copper Mountain since August 1998. From July 1992 to April 1998, he worked for ADC Telecommunications Inc., most recently as Senior Vice President and, concurrently, as President and General Manager of its subsidiary, ADC Kentrox, a provider of high-speed access equipment for global networks. Mr. Gilbert holds an MS in Computer Science from Stanford University and a BA in Mathematics from the University of California at Berkeley.

   Joseph D. Markee co-founded Copper Mountain in March 1996 and has served as Chief Technical Officer of Copper Mountain since December 1998 and as Chairman of the board of directors since inception. From Copper Mountain's inception in March 1996 to April 1998, he served as its President and Chief Executive Officer and from inception to February 1999, he served as Secretary of Copper Mountain. In June 1987, he co-founded Primary Access, a remote access server company acquired by 3Com Corporation. From June 1987 to January 1996, he served as Vice President of Operations and Vice President of Support of 3Com Primary Access. Mr. Markee holds a BS in Electrical Engineering from the University of California at Davis.

   Robert L. Bailey has served as a director of Copper Mountain since March 1999. Mr. Bailey has served as President and Chief Executive Officer of PMC-Sierra, Inc., formerly Sierra Semiconductor, a leading maker of high speed internetworking semiconductor products, since July 1997. From November 1993 to July 1997, Mr. Bailey served as President and Chief Executive Officer of PMC-Sierra Ltd, a predecessor of PMC-Sierra, Inc. Mr. Bailey holds a BSEE from the University of Bridgeport in Connecticut and an MBA from the University of Dallas in Texas.

   Tench Coxe has served as a director of Copper Mountain since March 1996. Mr. Coxe joined Sutter Hill Ventures, a venture capital firm, in October 1987 and is currently a Managing Director of the General Partner of Sutter Hill Ventures. Mr. Coxe currently serves as a director of Alteon WebSystems, Inc., Clarus Corporation, eLoyalty Corporation and NVIDIA Corporation and several privately-held companies. Mr. Coxe holds an MBA from Harvard University and a BA in Economics from Dartmouth College.

   Roger Evans has served as a director of Copper Mountain since March 1996. Mr. Evans joined Greylock Management Corporation in 1989 and is currently a General Partner of Greylock Limited Partnership, Greylock Equity Limited Partnership, Greylock IX Limited Partnership and Greylock X Limited Partnership, each a venture capital firm. Mr. Evans is a director of Phone.com, Maker Communications Inc. and several privately-held companies. Mr. Evans holds an MA in Economics from King's College, Cambridge.

   Richard H. Kimball has served as a director of Copper Mountain since October 1998. Since 1995, Mr. Kimball has been a founding General Partner of Technology Crossover Ventures, a venture capital firm. Preceding Technology Crossover Ventures, Mr. Kimball spent more than ten years at Montgomery Securities, where he was a Managing Director from 1991 until his departure. He also serves on the board of directors of several privately-held technology companies. Mr. Kimball holds an MBA from the University of Chicago and an AB in History from Dartmouth College.

   Raymond V. Thomas has served as a director of Copper Mountain since March 1999. From February 1995 to January 2000, Mr. Thomas served as Vice President, Finance and Chief Financial Officer of HNC Software Inc., a software company, and as secretary of HNC Software from May 1995 to January 2000. From May 1993 to February 1995, he served as Executive Vice President and Chief Financial Officer of Golden Systems Inc., a power supply manufacturer, and from September 1994 to February 1995 he also served as Chief Operating Officer of Golden Systems. Mr. Thomas holds a BS degree in industrial management from Purdue University.

   Andrew W. Verhalen has served as a director of Copper Mountain since February 1999. Mr. Verhalen has been a partner of Matrix Partners, a venture capital firm, since April 1992. He also serves on the board of directors of several privately-held technology companies. Prior to Matrix Partners, Mr. Verhalen held senior management positions at 3Com Corporation and Intel Corporation. Mr. Verhalen holds BSEE, ME and MBA degrees from Cornell University.

BOARD COMMITTEES AND MEETINGS

   During the year ended December 31, 1999, the Board of Directors held nine meetings and acted by unanimous written consent four times. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Verhalen, Kimball and Thomas. It met four times during 1999 and did not act by unanimous written consent.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to Executive Officers under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Coxe, Evans and Bailey. It met five times during the 1999 fiscal year and did not act by unanimous written consent.

   The Non-Officer Stock Option Committee awards stock options to employees (excluding Directors and Officers). The Non-Officer Stock Option Committee is composed of two employee directors: Messrs. Gilbert and Markee. The Non-Officer Stock Option Committee acted four times by unanimous written consent.

   During the year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

              APPROVAL OF 1996 EQUITY INCENTIVE PLAN, AS AMENDED

   In August 1996, the Board of Directors of the Company (the "Board") adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan ("Incentive Plan"). As a result of a series of amendments, as of February 29, 2000, there were 15,746,766 shares of Common Stock reserved for issuance under the Incentive Plan.

   As of February 29, 2000, awards (net of canceled or expired awards) covering an aggregate of 14,829,616 shares of the Company's Common Stock had been granted under the Incentive Plan. Only 917,150 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan.

   Stockholders are requested in this Proposal 2 to approve an amendment to the Incentive Plan, adopted by the Board (subject to stockholder approval) on March 14, 2000, to increase the number of shares authorized for issuance under such plan by 2,500,000 shares to 18,246,766 shares. This increase is in addition to the automatic annual increase in the number of shares authorized for issuance under the Incentive Plan. Under the terms of the Incentive Plan as currently in effect, the number of shares authorized for issuance under such plan will automatically be increased on the day of the 2000 Annual Meeting by an amount equal to four percent (4%) of the Company's outstanding shares on such date, calculated on a fully diluted basis. Based upon the Company's fully diluted outstanding shares on February 29, 2000, approximately 2,437,000 additional shares will automatically become available for issuance under the Incentive Plan without any further action by the Company's stockholders. An additional 2,500,000 shares will be authorized for issuance under the Incentive Plan if this Proposal 2 is approved. Share numbers referred to in the description of the essential features of the Incentive Plan outlined below and elsewhere in this Proxy Statement have been adjusted to account for the Company's two-for-one stock split in December 1999.

   The Company has been experiencing a period of significant growth in hiring and the Company's management and Board of Directors believe that stock options are a key aspect of the Company's ability to attract qualified engineering, technical and other personnel in the face of an increasingly competitive hiring environment. The Board increased the number of shares reserved for issuance under the Incentive Plan to ensure that the Company is able to continue to grant stock options to employees and consultants at levels determined appropriate by the Board, the Compensation Committee and the Non-Officer Stock Option Committee. In the event that this Proposal 2 is not approved by the stockholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company's management believes that it will negatively affect the Company's ability to manage future growth that may require the hiring of additional highly qualified personnel.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                               ----------------

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the Incentive Plan are outlined below:

GENERAL

   The Incentive Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and the grant of nonstatutory stock options to employees (including officers and employee directors), directors and consultants. In addition, the Incentive Plan permits the granting of stock appreciation rights, stock bonuses and restricted stock purchase awards. Incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards are collectively referred to as awards. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be granted in conjunction with or independently of options. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted incentive stock options and nonstatutory stock options under the Plan.

PURPOSE

   The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 301 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

   The Board administers the Incentive Plan. Subject to the limitations set forth in the Incentive Plan, the Board has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each stock award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid to the Company upon exercise and, subject to certain restrictions, to specify other terms of stock awards.

   The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board or any such committee may delegate, to a committee of members of the Board who are not outside directors in accordance with Section 162(m) of the Code, the authority to grant stock options and other stock awards to eligible persons who are not executive officers of the Company. The Board has delegated administration of the Incentive Plan to the Compensation Committee and the authority to grant stock awards to eligible persons who are not executive officers to the Non-Officer Stock Option Committee. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board may abolish any such committee at any time and revest in the Board the administration of the Incentive Plan.

ELIGIBILITY

   Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

   No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

   No employee may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

   Subject to shareholder approval of this Proposal, an aggregate of 18,246,766 shares of Common Stock is reserved for issuance under the Incentive Plan. In addition, the Incentive Plan provides for automatic annual increases in the number of shares reserved for issuance thereunder equal to the least of: (i) 4% of the Company's outstanding shares on a fully diluted basis taking into account stock options and warrants and (ii) a lesser amount determined by the Board. The Incentive Plan provides for the grant of options to the Company's directors, officers, key employees, consultants and certain advisors. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will not again become available for reissuance under the Incentive Plan.

TERMS OF OPTIONS

   The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. However, an incentive stock option may be granted with an exercise price lower than 100% of the fair market value of the stock grant if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. However, a nonstatutory stock option may be granted with an exercise price lower than 85% of the fair market value of the stock grant if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m) of the Code. See "Federal Income Tax Information." As of February 29, 2000 the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $86.94 per share.

   The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment, whether issuing a promissory note or otherwise.

   Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of twenty-five percent (25%) per year of service during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

   Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within the period (if any) specified in the option agreement after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

   The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

   Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

   The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment, whether issuing a promissory note or otherwise.

   Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

   Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

STOCK APPRECIATION RIGHTS

   The Incentive Plan authorizes three types of stock appreciation rights.

   Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

   Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

   Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

   Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced stock appreciation rights with new lower priced stock appreciation rights.

RESTRICTIONS ON TRANSFER

   The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable. If the nonstatutory stock option does not provide for transferability, then the nonstatutory stock option shall not be transferable other than by will or by the laws of descent and distribution. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

   Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, stock split or other transaction not involving the receipt of consideration by the Company, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

   The Incentive Plan provides that, in the event of a merger, reverse merger or reorganization in which the Company is not the surviving corporation ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

   The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, awards outstanding under the Incentive Plan shall be terminated if not exercised prior to such event.

   The Incentive Plan provides that, in the event of a sale of all or substantially all of the assets of the Company, all awards outstanding under the Incentive Plan shall continue in full force and effect.

DURATION, AMENDMENT AND TERMINATION

   The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on August 11, 2006.

   The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any Nasdaq securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

   If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

   Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

   To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

   There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

   Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

   Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount - or formula used to calculate the amount - payable upon attainment of the performance goal).

PLAN BENEFITS

   The following table presents certain information with respect to options granted under the Incentive Plan as of February 29, 2000, to (i) the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"), (ii) all executive officers as a group, (iii) all non-executive officer employees as a group, and (iv) all non-employee directors as a group.

                                 PLAN BENEFITS

                          1996 EQUITY INCENTIVE PLAN

                                                                NUMBER OF SHARES
                                                                   UNDERLYING
      NAME AND POSITION (1)                                     OPTIONS GRANTED
      ---------------------                                     ----------------
      All Named Executive Officers.............................     3,826,874
      All Executive Officers as a Group........................     5,546,874
      All Non-Executive Officer Employees as a Group...........    10,016,400
      All Non-Employee Directors as a Group....................             0

   The essential features of the Company's other stock plans are outlined below:

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

   In March 1999, the Company adopted its 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to its non-employee directors. The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee of at least two disinterested directors.

   A total of 720,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. Pursuant to the terms of the Directors' Plan:

  . on the effective date of the Directors' Plan, each person who was then a non-employee director was granted an option to purchase 60,000 shares of Common Stock;

  . each person who, after the effective date of the plan, for the first time becomes a non-employee director automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase 60,000 shares of Common Stock; and

  . on the date of each annual meeting of the Company's stockholders commencing with the 2000 annual meeting of stockholders, each person who was initially elected or appointed to be a non-employee director at least six months prior to the date of such annual meeting automatically will be granted an option to purchase 20,000 shares of Common Stock.

   Options granted under the Directors' Plan shall be fully vested and exercisable on the date of grant and must be exercised within five years from the date they are granted. The exercise price of options under the Directors' Plan will equal 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Directors' Plan are generally transferable to family members and trusts under which the director or members of the director's family are beneficiaries. Unless otherwise terminated by the Board of Directors, the Directors' Plan automatically terminates when all of our Common Stock reserved for issuance under the Directors' Plan has been issued. As of the date hereof, options to purchase 360,000 shares of Common Stock have been granted under the Directors' Plan.

EMPLOYEE STOCK PURCHASE PLAN

   In February 1999, the Company adopted the 1999 Employee Stock Purchase Plan. A total of 600,000 shares of Common Stock has been reserved for issuance under the purchase plan. The purchase plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under the purchase plan, the Board may authorize participation by eligible employees, including officers, in periodic offerings following the commencement of the purchase plan. The initial offering under the purchase plan will terminate on July 31, 2000. As of February 29, 2000, a total of 80,681 shares had been issued under the Employee Stock Purchase Plan and 519,319 shares remained available for issuance thereunder.

   Unless otherwise determined by the Board, employees are eligible to participate in the purchase plan only if they are employed by the Company or one of its subsidiaries designated by the board for at least 20 hours per week and are customarily employed for at least five months per calendar year. Employees who participate in an offering may have up to 10% of their earnings withheld pursuant to the purchase plan. The amount withheld is then used to purchase shares of Common Stock on specified dates determined by the Board. The price of Common Stock purchased under the purchase plan will be equal to 85% of the lower of the fair market value of the Common Stock at the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment.

   In the event of a merger, reorganization, consolidation or liquidation, the Board has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation or the Board may provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such merger or other transaction. The Board has the authority to amend or terminate the purchase plan, provided, however, that no such action may adversely affect any outstanding rights to purchase Common Stock.

NONSTATUTORY STOCK OPTION PLAN

   In March 2000, the Board adopted the Company's 2000 Nonstatutory Stock Option Plan (the "NSO Plan"). A total of 600,000 shares of Common Stock are currently reserved for issuance pursuant to the NSO Plan. The NSO Plan provides for the grant of options to the Company's employees (other than officers), consultants and certain advisors. The NSO Plan is a broad based plan and its adoption or amendment is not required to be approved by the Company's stockholders. The NSO Plan was adopted by the Board to address an expected shortfall in the number of shares of Common Stock available for issuance under the Company's 1996 Equity Incentive Plan prior to the date of the Annual Meeting. Such shortfall is expected to occur as a result of the Company's rapid growth and, in particular, as a result of the additional options granted to attract and retain former employees of OnPREM Networks Corporation following Copper Mountain's acquisition of that company. As of February 29, 2000 no options had been granted under the NSO Plan.

   The NSO Plan permits the granting of nonstatutory options, which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, to employees (other than officers), consultants and certain advisors. Officers and directors of the Company are not eligible to be granted options under the NSO Plan. No person is eligible to be granted options covering more than 500,000 shares of common stock in any calendar year.

   The NSO Plan is administered by the Board or a committee appointed by the Board. Subject to the limitations set forth in the NSO Plan, the Board or any such committee has the authority to select the eligible persons to whom grants are to be made, to designate the number of shares to be covered by each stock option grant, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid upon exercise and, subject to certain restrictions, to specify other terms of options granted under the plan.

   The maximum term of options granted under the NSO Plan is ten years. Options granted under the plan are generally transferable and generally expire three months after the termination of an optionee's service. In general, if an optionee is permanently disabled or dies during his or her service, such person's options may be exercised up to 12 months following such disability or 18 months following such death.

   The exercise price of options granted under the NSO Plan is determined by the Board or a committee thereof in accordance with the guidelines set forth in the NSO Plan, however, the exercise price is generally expected to be equal to 100% of the fair market value of the Company's Common Stock on the date of the grant. Options granted under the NSO Plan vest at the rate specified in the option agreement, generally over a four year period.

   Pursuant to the NSO Plan, shares subject to stock options that have expired or otherwise terminated without having been exercised in full again become available for grant, but exercised shares that the Company repurchases pursuant to a right of repurchase will not again become available for grant.

   Upon certain changes in control, all outstanding stock options under the NSO Plan must either be assumed or substituted by the surviving entity. In the event the surviving entity does not assume or substitute such stock options, such stock options will be terminated to the extent no exercised prior to such change in control.

ONPREM 1998 STOCK OPTION PLAN

   In connection with the Company's acquisition of OnPREM Networks Corporation in February 2000, it assumed the 1998 Stock Option Plan of OnPREM and all outstanding options to purchase common stock of OnPREM under such plan. By virtue of the acquisition, the OnPREM options were proportionally adjusted with respect to exercise prices and the number of shares subject to each option based on the exchange ratio used in the acquisition. All other terms of the OnPREM options, such as vesting schedules, remained unchanged. As of February 29, 2000, the assumed options were exercisable for a total of 130,563 shares of the Company's Common Stock with exercise prices ranging from $0.39 to $2.34 per share. The Company will not make future grants under the 1998 Stock Plan of OnPREM.

                                  PROPOSAL 3

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares.

   The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

   In addition to the 49,819,382 shares of Common Stock outstanding at February 29, 1999, the Board has reserved 12,553,648 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, and up to approximately 472,202 shares of Common Stock which may be issued upon exercise of warrants.

   Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

   The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

   The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to pages 19 through 38 of the Company's 1999 annual report to stockholders.

   The affirmative vote of the holders of a majority of the shares of the common stock, will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                               ----------------

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 3.

                                  PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                               ----------------

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 4.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated in the table set forth below, each person or entity named below has an address in care of Copper Mountain's principal executive offices.

                                                  NUMBER OF SHARES
                                                    BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)     PERCENTAGE
------------------------------------              ---------------- ----------
Roger Evans(2)...................................      280,840          *
 Greylock Equity Limited Partnership
 755 Page Mill Road, Suite A-100
 Palo Alto, CA 94304

Tench Coxe(3)....................................      360,446          *
 Sutter Hill Ventures
 755 Page Mill Road, Suite A-200
 Palo Alto, CA 94304

Andrew W. Verhalen(4)............................    1,107,552        2.22%
 Matrix Partners IV, L.P.
 2500 Sand Hill Road, Suite 113
 Menlo Park, CA 94025

Richard H. Kimball(5)............................      913,154        1.83%
 Technology Crossover Ventures II, L.P.
 575 High Street, Suite 400
 Palo Alto, CA 94301

Joseph D. Markee(6)..............................    1,319,835        2.65%
Mark Handzel(7)..................................    1,231,687        2.48%
Richard Gilbert(8)...............................      642,912        1.28%
Steve Hunt(9)....................................      512,500        1.03%
Mike Kelly(10)...................................      259,496          *
Raymond V. Thomas(11)............................       60,000          *
Robert L. Bailey(12).............................       66,000          *

All directors and officers as a group (17
 persons) (13)...................................    6,067,325       14.43%

--------
  *  Less than one percent.

 (1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 29, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares.

 (2) Mr. Evans is a general partner of the general partner of Greylock Equity Limited Partnership.

 (3) Includes 15,092 shares held in Mr. Coxe's Keogh account, and 60,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000. Mr. Coxe is a managing director of the general partner of Sutter Hill Ventures.

 (4) Includes 982,370 shares held by entities affiliated with Matrix Partners IV, L.P. and 60,000 shares issuable upon exercise of options held by Mr. Verhalen exercisable within 60 days of February 29, 2000. Mr. Verhalen is a general partner of Matrix Partners IV, L.P.

 (5) Includes:

  . 11,953 shares held by TCV II, V.O.F., which represent less than 1% of total shares before and after this offering, respectively;

  . 367,987 shares held by Technology Crossover Ventures II, L.P. which represent 3.0% and 2.5% of total shares before and after this offering, respectively;

  . 282,912 shares held by TCV II (Q), L.P. which represent 2.3% and 1.9% of total shares before and after this offering, respectively;

  . 50,209 shares held by TCV II Strategic Partners, L.P. which represent less than 1% of total shares before and after this offering, respectively;

  . 56,185 shares held by Technology Crossover Ventures II, C.V. which represent less than 1% of total shares before and after this offering, respectively; and

  . 60,000 shares issuable upon exercise of options held by Mr. Kimball exercisable within 60 days of February 29, 2000.

    Mr. Kimball, a director of Copper Mountain, is a managing member of the general partner of each of these entities.

 (6) Includes 19,656 shares of common stock held by Teresa L. Boley, Mr. Markee's spouse, 5,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000, and 32,429 shares subject to repurchase by Copper Mountain as of February 29, 2000.

 (7) Includes 32,429 shares subject to repurchase by Copper Mountain as of February 29, 2000, and 3,333 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (8) Includes 529,646 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

 (9) Includes 142,500 shares of common stock issuable upon exercise of options exercisable within 60 days of February 29, 2000.

(10) Includes 53,543 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

(11) Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

(12) Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2000.

(13) Includes 1,297,219 shares subject to options exercisable within 60 days of February 29, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with the exception of one report, covering an aggregate of three transactions, which was filed late by Mr. Evans.

                              EXECUTIVE OFFICERS

   The executive officers and directors of Copper Mountain, the positions held by them and their ages as of February 29, 2000 are as follows:

NAME                     AGE POSITION
----                     --- --------
Richard S. Gilbert......  47 President, Chief Executive Officer and Director
Joseph D. Markee........  46 Chief Technical Officer and Chairman of the Board of Directors
John A. Creelman........  43 Vice President of Finance, Chief Financial Officer and Secretary
Mark Handzel............  44 Vice President of Quality and Customer Support
Steve Hunt..............  42 Vice President of Engineering
Michael Kelly...........  49 Vice President of Sales
Bryan Long..............  41 Vice President of Marketing
Michael Staiger.........  35 Vice President of Business Development
Joseph Harrington.......  50 Vice President of Operations
Chris Carroll...........  41 Vice President of Human Resources
Diana Helfrich..........  39 Vice President of Marketing Communications
Wilson O. Cochran, II...  54 Vice President and General Manager, MTU Business Unit

   Richard S. Gilbert has served as President and Chief Executive Officer of Copper Mountain since April 1998, and as a director of Copper Mountain since August 1998. From July 1992 to April 1998, he worked for ADC Telecommunications Inc., most recently as Senior Vice President and, concurrently, as President and General Manager of its subsidiary, ADC Kentrox, a provider of high-speed access equipment for global networks. Mr. Gilbert holds an MS in Computer Science from Stanford University and a BA in Mathematics from the University of California at Berkeley.

   Joseph D. Markee co-founded Copper Mountain in March 1996 and has served as Chief Technical Officer of Copper Mountain since December 1998 and as Chairman of the board of directors since inception. From Copper Mountain's inception in March 1996 to April 1998, he served as its President and Chief Executive Officer and from inception to February 1999, he served as Secretary of Copper Mountain. In June 1987, he co-founded Primary Access, a remote access server company acquired by 3Com Corporation. From June 1987 to January 1996, he served as Vice President of Operations and Vice President of Support of 3Com Primary Access. Mr. Markee holds a BS in Electrical Engineering from the University of California at Davis.

   John A. Creelman has served as Vice President of Finance and Chief Executive Officer of Copper Mountain since March 1998 and as Secretary of Copper Mountain since February 1999. From July 1997 to March 1998, he worked as a Financial Consultant to DataWorks Corporation, a developer of Enterprise Resource Planning software. From July 1995 to May 1997, he served as Vice President Finance and Chief Financial Officer of ESI Software, Inc., a provider of Internet authoring software and services. From July 1994 to June 1995 he served as

Financial Controller at Western Digital Corporation, a manufacturer of hard disk drives. From February 1992 to June 1994, he served as Director of Finance at MTI Technology Corporation, a manufacturer of high-end storage systems. Mr. Creelman holds an MBA and a BA in Social Sciences from the University of California at Irvine.

   Mark Handzel co-founded Copper Mountain in March 1996 and has served as Vice President of Quality and Customer Support since May 1998. From March 1996 to May 1998, he served as Vice President of Product Management of Copper Mountain. From June 1994 to March 1996, he served as Director of Marketing and Sales at Orckit Communications, a manufacturer of advanced DSL modems. From May 1993 to June 1994, he served as Vice President of Product Development at Coral Systems, a provider of software products for the wireless telecommunications industry. Mr. Handzel holds an MBA from the University of California at Irvine, a MS in Computer Science from the University of California at Los Angeles and a BA in Computer Science from the State University of New York at Potsdam.

   Steve Hunt has served as Vice President of Engineering of Copper Mountain since August 1996. From June 1980 to August 1996, he held various positions with AT&T Bell Laboratories, most recently as Department Head of the Internetworking Technology Department of Paradyne Corporation, which was then a subsidiary of AT&T. Paradyne is a provider of internetworking product definition, development and support. While at Paradyne, Mr. Hunt was responsible for the development of broadband DSL products. Mr. Hunt holds an MSEE from Stanford University and a BSEE from Drexel University.

   Michael Kelly has served as Vice President of Sales of Copper Mountain since April 1997. From November 1995 to March 1997, he served as Vice President of Sales at Ramp/Trancell Networks, a developer of small business network solutions. From September 1994 to October 1995, he served as Vice President of Sales at CoroNet Systems, a developer of network management software. From January 1994 to September 1994, Mr. Kelly served as Vice President of Sales at Brixton Systems, a developer of software. From October 1989 to April 1992, he served as Vice President of Sales at Ascend Communications, a manufacturer of telecommunications equipment. Mr. Kelly holds a MS in computer Science from George Washington University, and a BA in General Studies from the University of Maryland.

   Bryan Long has served as Vice President of Marketing of Copper Mountain since May 1998. From June 1997 to May 1998, he founded and served as marketing consultant for the Apheta Group, a marketing consultant company. From January 1997 to June 1997, he served as Vice President, Marketing and Customer support of Verilink, Inc., a supplier of wide-area network access products. From July 1996 to December 1996, he served as Director, Global Alliance Business Development of Cisco Systems Inc., a manufacturer of networking products. From May 1991 until its acquisition by Cisco systems, Inc. in July 1996 he served in various positions at StrataCom, Inc., a developer of networking products, most recently serving as Director, Business Development and previously serving as Director of Marketing, Channel Development and Product Line Director, Enterprise Networks. Mr. Long holds an MS in Management from the Massachusetts Institute of Technology, and a BA in Mathematics from the University of Colorado.

   Michael Staiger has served as Vice President of Business Development of Copper Mountain since June 1998. From June 1996 to June 1998, he worked at Shiva Corporation, a provider of direct-dial business access solutions, serving most recently as Vice President of Business Development and previously as Senior Director of Business Development. From its inception in August 1993 until its acquisition by Shiva Corporation in June 1996, he served as a co-founder and Vice President of Business Development of Airsoft, Inc., a developer of remote access software. Mr. Staiger holds an MBA from the University of Chicago Graduate School of Business and a BA in English from the University of Michigan.

   Joseph Harrington has served as Vice President of Operations of Copper Mountain since October 1998. From February 1996 to October 1998, he served as Director of Operations of the Corollary Division of Intel Corporation, a manufacturer of symmetric multi-processing computers and network communications equipment. From June 1995 to February 1996, Mr. Harrington served as Director of Production of the Symtak Division of

Aetrium, Inc., a manufacturer of handlers and test equipment for the integrated circuit industry. From September 1992 to August 1994, he served as Manufacturing Manager of IDT/Alston, a manufacturer of magnetic tape units and digital emulation systems for the telecommunications industry.

   Diana Helfrich has served as Vice President of Marketing Communications of Copper Mountain since July 1997. From April 1996 to July 1997, she was the principal of her own direct marketing and management consulting firm. From November 1991 to March 1996, she served as President and Managing Director of the Council on Education in Management, an employment law educator. Ms. Helfrich holds an MBA from St. Mary's College and a BA in English Literature from the University of California at Berkeley.

   Wilson O. Cochran II has served as Vice President and General Manager of Copper Mountain's MTU business unit since February 29, 2000. From August 1998 through February 2000, Mr. Cochran served as President and Chief Executive Officer of OnPREM Networks Corporation, a developer of telecommunications equipment that was acquired by the Company. From October 1997 to July 1998, Mr. Cochran was a Management Consultant for The Capstone Group, a management consulting firm for emerging growth companies. From July 1995 to September 1997, Mr. Cochran was the Vice President of Business Development for Censtor Corporation, a developer of thin film magnetic recording components for the data storage industry. Prior to that time, Mr. Cochran served as the Vice President of Sales and Marketing for StereoGraphics Corporation, a manufacturer of stereo visualization products used in conjunction with work stations in vertical markets, as well as President of Priam Systems Corporation, a data storage company.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   Our directors do not currently receive any cash compensation for services on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. All directors are eligible to participate in our 1996 Equity Incentive Plan. Non-employee directors are eligible to participate in our 1999 Non-Employee Directors' Plan.

   Each non-employee director of the Company receives stock option grants under the 1999 Non-Employee Directors' Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

   Option grants under the Directors' Plan are non-discretionary. On March 25, 1999, the effective date of the Directors' Plan, each person who was then serving as a non-employee director was granted an initial grant to purchase sixty thousand (60,000) shares of Common Stock of the Company. Each person who is elected as a non-employee director after March 25, 1999 shall also be automatically granted an initial grant to purchase sixty thousand (60,000) shares of Common Stock of the Company. On the day of each Annual Meeting of Stockholders, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six (6) months shall be granted an annual grant to purchase twenty thousand (20,000) shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options shall be fully vested and exercisable on the date of grant. The term of options granted under the Directors' Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the surviving corporation or acquiring corporation shall assume any options outstanding or shall substitute similar options for those outstanding. In the event the surviving corporation or acquiring corporation refuses to assume such options or to substitute similar options for those outstanding, then such options shall be terminated if not exercised prior to such event.

   During the last fiscal year, the Company granted options covering 60,000 shares to each non-employee director of the Company (in one case to an affiliate of a non-employee director), at an exercise price per share of $6.00. The fair market value of such Common Stock on the date of grant was $6.00 per share (as determined in good faith by the Company's board of directors). As of February 29, 2000, options to purchase 60,000 shares had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

 SUMMARY OF COMPENSATION

   The following table shows for the fiscal years December 31, 1998 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1999 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION
                                  --------------------------------- ------------
                                                       ALL OTHER     SECURITIES
                                                        ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY  BONUS($) COMPENSATION($)  OPTIONS(#)  COMPENSATION($)
---------------------------  ---- -------- -------- --------------- ------------ ---------------
Richard S. Gilbert.......... 1998 $185,358 $74,330      $    --      1,689,290       $65,177
 President and Chief         1999  218,315 154,000          --             --          9,854
 Executive Officer

Michael Kelly............... 1998  130,863 160,000      559,230        300,000           --
 Vice President of Sales     1999  150,116  10,000      571,522            --            --

Joseph D. Markee............ 1998  157,256  40,000          --             --            --
 Chief Technical Officer and 1999  178,598  63,000          --         240,000           --
 Chairman of the Board
 of Directors

Bryan Long.................. 1998   99,840  90,000          --         676,584           --
 Vice President of Marketing 1999  159,266  56,000          --             --            --

Steven Hunt................. 1998  138,572  30,000          --         150,000           --
 Vice President of           1999  149,605  52,500          --             --            --
 Engineering

STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its executive officers under its Incentive Plan. As of February 29, 2000, awards covering an aggregate of 14,829,616 shares of Common Stock had been granted under the Incentive Plan (including options to purchase a total of 10,626,616 shares which were outstanding on such date) and 917,150 shares remained available for future stock awards under the Incentive Plan.

   The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                         INDIVIDUAL GRANTS
                         --------------------------------------------------
                                                                                 POTENTIAL
                                                                            REALIZABLE VALUE AT
                                                                              ASSUMED ANNUAL
                                    TOTAL OPTIONS                             RATES OF STOCK
                           SHARES    GRANTED TO                              APPRECIATION FOR
                         UNDERLYING   EMPLOYEES                               OPTION TERM ($)
                          OPTIONS     IN FISCAL   EXERCISE PRICE EXPIRATION -------------------
NAME                     GRANTED(#)    YEAR(%)     PER SHARE($)     DATE       5%        10%
----                     ---------- ------------- -------------- ---------- -------- ----------
Joseph D. Markee........  240,000        5.4%         $6.00       03/25/09  $905,608 $2,294,989

   These options vest in equal installments each month over the four-year period beginning on March 10, 2000. Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the board of directors on the date of grant. In making this determination, the board considered a number of factors, including:

  .  our historical and prospective future revenue and profitability,

  .  our cash balance and rate of cash consumption,

  .  the development and size of the market for our products,

  .  the status of our financing activities,

  .  the stability and tenure of our management team, and

  .  the breadth of our product offerings.

   The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

   The following table sets forth certain information as of December 31, 1999 regarding options held by certain of our executive officers. There were no stock appreciation rights outstanding at December 31, 1999.

                                                        NUMBER OF SHARES
                                                     UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                           OPTIONS AT          IN-THE-MONEY OPTIONS AT
                             SHARES                   DECEMBER 31, 1999(#)      DECEMBER 31, 1999($)
                            ACQUIRED       VALUE    ------------------------- -------------------------
NAME                     ON EXERCISE(#) REALIZED($)             UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------------- ----------- EXERCISABLE ------------- ----------- -------------
Richard S. Gilbert......    195,000      4,120,566    508,872      985,418    24,726,090   47,881,461
Michael Kelly...........    402,618      3,103,749     17,111      291,271       830,228   14,132,715
Bryan Long..............     78,400      3,407,281    189,415      408,769     9,203,675   19,862,086
Steven Hunt.............    420,000      3,547,199    100,000      200,000     4,860,000    9,720,000

   In the table above, the value of unexercised in-the-money options represents the positive spread between the respective exercise prices of the outstanding stock options and the $48.75 closing price of Copper Mountain's Common Stock on December 31, 1999.

LONG-TERM INCENTIVE PLANS

   The final portion of the Executive Officer compensation during 1999 consisted of stock options as listed in this Proxy Statement in the table entitled "Stock Option Grants and Exercises in Last Fiscal Year." It is this award that the Company has utilized to provide long term incentives.

EMPLOYMENT AGREEMENTS

   On July 26, 1996, the Company entered into an employment offer letter with Steven Hunt, its Vice President, Engineering, pursuant to which Mr. Hunt's annual compensation was initially set at $130,000. In addition, the Company granted Mr. Hunt an option to purchase 600,000 shares of common stock. This option vests 25% on the first anniversary of the date of hire with the remainder vesting monthly over the following three years. Pursuant to his employment offer letter, in the event Mr. Hunt's employment is terminated without cause, he will receive severance compensation equal to three month's salary.

   On March 18, 1998, the Company entered into an employment agreement with Richard S. Gilbert, its President and Chief Executive Officer. Mr. Gilbert's annual compensation was initially set at a base salary of $200,000 and an on-target bonus of $100,000 for the 1998 calendar year, prorated from April 6, 1998. In addition, the Company granted Mr. Gilbert an option to purchase 1,689,290 shares of common stock. This option vests 25% on the first anniversary of the date of hire with the remainder vesting monthly over the following three years. Pursuant to Mr. Gilbert's employment agreement, in the event Mr. Gilbert's employment is terminated by the Company without cause or by Mr. Gilbert for good reason, as defined in his option agreement, following the occurrence of a change in control, as defined in his option agreement, the vesting of his option accelerates such that one half of the unvested portion of the option becomes immediately exercisable. Pursuant to Mr. Gilbert's employment agreement, the Company reimbursed Mr. Gilbert for relocation expenses of $65,177, and the Company loaned Mr. Gilbert $1 million pursuant to an interest-free promissory note for the purchase of his principal residence in California. The principal amount of such note is due on March 30, 2003. The note is secured by a second trust deed on Mr. Gilbert's residence. Mr. Gilbert's obligation to repay the note may be accelerated upon the occurrence of certain events, including the termination of Mr. Gilbert's employment.

   On March 12, 1999, the Company entered into an employment agreement with Joseph D. Markee, its Chairman of the Board and Chief Technical Officer. Pursuant to the terms of his agreement, if the board of directors removes him, elects someone else as Chief Technical Officer, or assigns him to work outside San Diego County, and he subsequently resigns, Mr. Markee is entitled to certain severance benefits. These benefits include pay equal to six months of his base salary and twelve months of accelerated vesting of his unvested stock options.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Compensation Committee (the "Committee") of the Board of Directors sets the compensation for all of the Company's executive officers, reviews the design, administration and effectiveness of compensation programs for executives, and approves stock option grants for executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

   The Company operates in the extremely competitive and rapidly changing segment within the high technology industry. The Committee believes that the compensation programs for executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company's competitors and market indices. Within this overall philosophy, the Committee's objectives are to:

  . Offer a total compensation program that takes into consideration the compensation practices of other high technology companies of similar size with which the Company competes for executive talent.

  . Provide annual variable cash incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives.

  . Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

COMPENSATION COMPONENTS AND PROCESS

   The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards.

   The Committee determines the compensation levels for the executive officers with the assistance of the Company's Human Resources Department, which furnishes the Committee with executive compensation data drawn from nationally recognized surveys of similarly sized technology and telecommunication companies. The Committee utilizes the surveys to determine base salary and target incentives.

   Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions to those included in the surveys. The Company's policy is to target base salary levels between the 50th and 75th percentile of compensation practices relative to the surveyed companies.

   Variable Cash Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the year. This incentive plan sets a threshold level of Company performance based on corporate revenues and profits that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. The formula allows for the weighting of the goals such that 80% of the bonus is based on achieving and exceeding the revenue goal with the remaining 20% based on the profits. A target is set for each executive officer based on an escalating percentage of the officer's base salary for the year. In 1999, the Company exceeded its targets tied to revenue and profit performance.

   Long-Term Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions at survey companies, and the number of unvested options held by each individual at the time of any new grant.

   During 1999, the Committee made option grants to Mr. Markee outside of the Company's stock option plans. The grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option was granted in March 1999 and vests in periodic installments over a four (4)-year period beginning in April 2000, contingent upon the officer's continued employment with the Company. Accordingly, the option grants will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term. The option grants made to the Company's executive officers in prior fiscal years vest over a four (4)-year period with the options typically vesting twenty five percent (25%) at the completion of the first year of service, with the balance vesting ratably on a monthly basis during the subsequent three (3) years of service.

   CEO Compensation. Mr. Gilbert's base salary was increased by $20,000 to $220,000, effective December 1998. The Committee's decision was based on both Mr. Gilbert's personal performance of his duties and the salary levels paid to chief executive officers of the surveyed companies. Mr. Gilbert's 1999 fiscal year incentive compensation was $154,000 and was based on the actual financial performance of the Company in achieving designated corporate objectives and attaining revenue and profitability objectives. Mr. Gilbert's incentive compensation was based on the incentive plan used for all executive officers, but provides for a portion of the incentive pay to be guaranteed. Mr. Gilbert did not receive an option grant during 1999.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered to be performance based. The Company's 1996 Equity Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Non-performance based compensation paid to the Company's executive officers for the 1999 did not exceed the $1 million limit.

COMPENSATION COMMITTEE
Robert L. Bailey
Tench Coxe
Roger Evans

                         OPTION REPRICING INFORMATION

   The Company has not, since its inception, repriced options received by the Named Executive Officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee.

                    PERFORMANCE MEASUREMENT COMPARISON(/1/)

   The following graph shows the total stockholder return of an investment of $100 in cash on May 13, 1999 for (i) the Company's Common Stock, (ii) the Standards & Poor's 500 Index (the "S&P 500"), (iii) the NASDAQ Market Index; and (iv) the NASDAQ Telecom Market Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                       [Total Return Graph appears here]

NASDAQ Composite........ 100.00  95.68 104.03 102.19 106.09 106.36 114.89 129.21 157.60 152.61 177.30
NASDAQ Telecom.......... 100.00  94.74  95.14  92.88  90.63  90.74 107.70 119.22 147.47 143.41 162.76
Copper Mountain......... 100.00  93.54 112.92 176.85 171.00 128.06 110.73 121.95 142.50 161.50 241.16
IPO Copper Mountain..... 100.00 304.76 367.90 576.19 557.14 417.24 360.76 397.33 464.29 526.19 785.71

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

                             CERTAIN TRANSACTIONS

   The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

   In February 2000, in connection with the Company's acquisition of OnPREM, the Company issued 39,072 shares of common stock to Wilson O. Cochran, II, who, upon the consummation of the merger became the Vice President and General Manager of the Company's MTU business unit. The shares were issued to Mr. Cochran in exchange for the 608,983 shares of OnPREM common stock he held prior to the merger, applying the merger exchange ratio of 0.06416 of one share of Copper Mountain common stock for each share of OnPREM common stock. In connection with the merger, the Company also assumed options held by Mr. Cochran to purchase 675,000 shares of OnPREM common stock. As a result of this assumption, Mr. Cochran received options to purchase 43,308 shares of the Company's common stock. All of the securities issued to Mr. Cochran were sold and purchased at prices equal to the fair market value of the securities, as determined by the Company's Board of Directors, on the date of issuance.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          John A. Creelman
                                          Vice President of Finance,
                                          Chief Financial Officer and
                                           Secretary

April 11, 2000

   A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: JOHN A. CREELMAN, SECRETARY, COPPER MOUNTAIN NETWORKS, INC., 10145 PACIFIC HEIGHTS BOULEVARD, SUITE 100, SAN DIEGO, CA 92121.

PROXY

                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                -----------------------------------------------

                        COPPER MOUNTAIN NETWORKS, INC.

                -----------------------------------------------

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE


The undersigned stockholder(s) of Copper Mountain Networks, Inc., a Delaware corporation (the "Company"), hereby appoints Richard S. Gilbert, John A. Creelman, or either of them, as the attorneys and proxies of the undersigned, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 10, 2000, and at any and all continuations or adjournments thereof, to vote all shares of the capital stock of said Company held of record by the undersigned on March 24, 2000, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSALS 2, 3 AND 4, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. FOR PURPOSES OF COMPLETING YOU PROXY, YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES OR CERTAIN NOMINEES AS SPECIFIED ON THE REVERSE SIDE.

       (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

                          -- FOLD AND DETACH HERE --

                                                       [X]  Please mark your
                                                            votes as in this
                                                            example.


-------------------------------------------------------------------------------
THE LISTED NOMINEES AND THE LISTED PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED
                        AND "FOR" THE LISTED PROPOSALS.
-------------------------------------------------------------------------------
1. ELECTION OF                         FOR                   WITHHOLD       2. Proposal to approve an        FOR  AGAINST  ABSTAIN
   DIRECTORS                  all the nominees listed        AUTHORITY         amendment to the Company's    [ ]    [ ]      [ ]
                               (except as indicated       to vote for all      1996 Equity Incentive Plan
                                 to the contrary)         nominees listed      to increase the aggregate
Nominees for election to              [ ]                      [ ]             number of shares of Common
the Board of Directors:                                                        Stock authorized for
                                                                               issuance under such plan
Richard S. Gilbert                                                             by an additional 2,500,000
Joseph D. Markee                                                               shares.
Robert L. Bailey
Tench Coxe                                                                  3. Proposal to approve an        FOR  AGAINST  ABSTAIN
Roger Evans                                                                    amendment to the Company's    [ ]    [ ]      [ ]
Richard H. Kimball                                                             Certificate of Incorporation
Raymond V. Thomas                                                              to increase the authorized
Andrew W. Verhalen                                                             number of shares of Common
                                                                               Stock from 100,000,000 to
                                                                               200,000,000.
INSTRUCTIONS:  (To withhold
authority to vote for any                                                   4. Proposal to ratify the        FOR  AGAINST  ABSTAIN
nominee, write the nominee(s)                                                  selection of Ernst & Young    [ ]    [ ]      [ ]
name(s) on the space provided                                                  LLP as independent auditors
below.)                                                                        of the Company for the year
                                                                               ending December 31, 2000.
-------------------------------------
                                                                            5. The proxies are authorized
                                                                               to vote their discretion
                                                                               upon such other business
                                                                               as may properly come before
                                                                               the meeting.

                                                                               I plan to attend the meeting.      YES      NO
                                                                                                                  [ ]      [ ]

Signature                                 Date:            , 2000
         --------------------------------       ------------

Signature (if held jointly)                              Date:            , 2000
                           ----------------------------       ------------

(Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

                          -- FOLD AND DETACH HERE --

                                  SCHEDULE A

                        COPPER MOUNTAIN NETWORKS, INC.

                             AMENDED AND RESTATED
                          1996 EQUITY INCENTIVE PLAN

                            ADOPTED AUGUST 12, 1996
                   APPROVED BY STOCKHOLDERS AUGUST 12, 1996
                            AMENDED OCTOBER 5, 1998
                    AMENDED AND RESTATED FEBRUARY 24, 1999
                    APPROVED BY STOCKHOLDERS MARCH 25, 1999
                      AMENDED AND RESTATED MARCH 14, 2000

1. PURPOSES.

   (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

   (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock appreciation rights, (iv) stock bonuses and (v) rights to acquire restricted stock.

   (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

   (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

   (b) "BOARD" means the Board of Directors of the Company.

   (c) "CODE" means the Internal Revenue Code of 1986, as amended.

   (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c).

   (e) "COMMON STOCK" means the common stock of the Company.

   (f) "COMPANY" means Copper Mountain Networks, Inc., a Delaware corporation.

   (g) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 7(c)(2) of the Plan.

   (h) "CONSULTANT" means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are paid a director's fee or otherwise compensated by the Company solely for their services as Directors.

   (i) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the

Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

   (j) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

   (k) "DIRECTOR" means a member of the Board of Directors of the Company.

   (l) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

   (m) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

   (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   (o) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

   (p) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   (q) "INDEPENDENT STOCK APPRECIATION RIGHT" or "Independent Right" means a right granted pursuant to subsection 7(c)(3) of the Plan.

   (r) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any security exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of the Section 25100(o) of the California Corporate Securities Law of 1968.

   (s) "NON-EMPLOYEE DIRECTOR" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

   (t) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

   (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (v) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

   (w) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

   (x) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

   (y) "OUTSIDE DIRECTOR" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

   (z) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

   (aa) "PLAN" means this Copper Mountain Networks, Inc. Amended and Restated 1996 Equity Incentive Plan.

   (bb) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

   (cc) "SECURITIES ACT" means the Securities Act of 1933, as amended.

   (dd) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under subsection 7(c) of the Plan.

   (ee) "StocK AWARD" means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus and a right to acquire restricted stock.

   (ff) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

   (gg) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 7(c)(1) of the Plan.

   (hh) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

   (a) ADMINISTRATION BY BOARD. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

   (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

     (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

     (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     (iii) To amend the Plan or a Stock Award as provided in Section 12.

     (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (v) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

   (c) DELEGATION TO COMMITTEE.

     (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one (1) or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one
  (1) or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4. SHARES SUBJECT TO THE PLAN.

   (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate eighteen million two hundred forty-six thousand seven hundred sixty-six (18,246,766) shares of Common Stock, plus an annual increase to be added on the day of each Annual Stockholders Meeting beginning with the Annual Stockholders Meeting in 2000 equal to the least of the following amounts (i) 4% of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock) or (ii) an amount determined by the Board.

   (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

   (c) SOURCE OF SHARES. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

   (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted to Employees, Directors and Consultants.

   (b) TEN PERCENT STOCKHOLDERS. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

   (c) SECTION 162(M) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options and/or stock appreciation rights covering more than one million (1,000,000) shares of the Common Stock during any calendar year.

6. OPTION PROVISIONS.

   Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

   (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

   (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

   (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of
Section 424(a) of the Code.

   (d) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment, whether issuing a promissory note or otherwise.

   In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at no less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

   (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

   (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

   (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

   (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

   (i) DISABILITY OF OPTIONHOLDER. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve
(12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

   (j) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

   (k) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate no earlier than (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

   (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

   (m) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

   Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

   (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

     (i) CONSIDERATION. A stock bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

     (ii) VESTING. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

     (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

     (iv) TRANSFERABILITY. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

   (h) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

     (i) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

     (ii) CONSIDERATION. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid in one or a combination of the following forms: (i) in cash or by check at the time of purchase;
  (ii) at the discretion of the Board, according to a deferred payment arrangement using a promissory note or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

     (iii) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

     (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

     (v) TRANSFERABILITY. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

   (c) STOCK APPRECIATION RIGHTS.

     (i) Authorized Rights. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

       (1) TANDEM RIGHTS. A "Tandem Right" means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised the Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

       (2) CONCURRENT RIGHTS. A "Concurrent Right" means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased -under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

       (3) INDEPENDENT RIGHTS. An "Independent Right" means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

     (ii) RELATIONSHIP TO OPTIONS. Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The "Section 162(m) Limitation" provided in subsection 5(c) shall apply as well to the grant of stock appreciation rights.

     (iii) EXERCISE. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the "Section 162(m) Limitation," no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8. COVENANTS OF THE COMPANY.

   (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

   (B) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertakings hall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award or to take similar actions under applicable law. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.

   Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10. MISCELLANEOUS.

   (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

   (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

   (C) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, (iii) the service of a Consultant as a director of an Affiliate pursuant to the Bylaws of the Affiliate or (iv) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated.

   (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

   (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

   (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

   (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

   (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

   (C) ASSET SALE. In the event of a sale of all or substantially all of the assets of the Company, then all Stock Awards outstanding under the Plan shall continue in full force and effect.

   (D) MERGER OR CONSOLIDATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION. In the event of a merger or consolidation in which the Company is not the surviving corporation, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(d)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

   (E) REVERSE MERGER. In the event of a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any acquiring corporation (or a corporation which directly or indirectly controls such an acquiring corporation) shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(e)) for those outstanding under the Plan. In the event any acquiring corporation or corporation controlling such an acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

   (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

   (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

   (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

   (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

   (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

   (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 11, 2006 which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

   (b) NO IMPAIRMENT OF RIGHTS. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

14. EFFECTIVE DATE OF PLAN.

   This amended and restated Plan shall become effective on the Listing Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until this amended and restated Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                  SCHEDULE B

                          CERTIFICATE OF AMENDMENT OF
                          SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                        COPPER MOUNTAIN NETWORKS, INC.

                               ----------------

   COPPER MOUNTAIN NETWORKS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

  1. The name of the corporation is Copper Mountain Networks, Inc.

  2. The corporation's original Certificate of Incorporation was filed with the Secretary of State on February 19, 1999.

  3. The Board of Directors of the Corporation, acting in accordance with provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV, paragraph A. of the Corporation's Second Amended and Restated Certificate of Incorporation as follows:

       "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is two hundred five million (105,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

  4. The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, Copper Mountain Networks, Inc. has caused this Amendment of Second Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested to by its
Secretary this     day of     , 2000.

                                          Richard Gilbert
                                          Richard Gilbert
                                          President and Chief Executive
                                           Officer
Attest:
John A. Creelman
John A. Creelman
Secretary

                         [COPPER MOUNTAIN LETTERHEAD]

To Our Stockholders:

   Enclosed with this letter are proxy materials for our upcoming Annual Meeting, including a detailed description of a proposal to increase the number of shares authorized for issuance under our 1996 Equity Incentive Plan. We are requesting your approval of this proposal (Proposal 2) to allow us to better attract, retain, and motivate highly qualified employees, and thus to enhance the value of your Copper Mountain shares.

COMPENSATION PHILOSOPHY

   An important focus in establishing employee compensation at Copper Mountain is the tie between long-term compensation and stock price, achieved through the judicious award of stock options. We believe this is a key ingredient in our success.

   The Board and the Company's management continue to thoroughly examine the benefits and costs of this philosophy. The Company periodically engages compensation attorneys and consultants to advise us on the proper way of using stock to compensate employees, a difficult process with many factors that must be frequently revisited.

   First, we must ensure that we are able to continue to hire and retain qualified individuals to support the needs of a rapidly growing business. We are satisfied that our past use of shares granted under the 1996 Equity Incentive Plan has been a critical factor in our ability to hire and retain individuals to make Copper Mountain a success. We typically provide technical and professional employees with stock options upon hire and as warranted by productive performance in following years. At this time, all of our technical and professional employees hold unvested stock options. We believe that broad granting of stock options to much-sought-after employees is a strong factor in our successful efforts to hire, retain, and motivate these employees. Of great importance, consultants have advised us that our technical and professional employee turnover rate, which was less than 5% in 1999, is substantially less than that of comparable high-tech companies. We benefit greatly from being more able to focus on the needs of our dynamic business instead of spending extra dollars to recruit, relocate, assimilate, and train even more new employees.

   Second, we must balance the costs of stock compensation against other benefits. The Company supports a 401(k) plan with modest matching. We do not provide an employee retirement pension program, but rather view equity awards as the most attractive means to assist employees in planning for their long-term needs.

   Third, we must research and remain competitive with our competitors' practices with stock plans, selecting those practices which are attractive while aligning employee interests with shareholder interests. We have chosen to grant shares widely throughout Copper Mountain's employee population. Although competitive high-tech companies tend to distribute shares broadly through their organizations, we have elected to go a step further. We have chosen to grant shares to nearly every employee within Copper Mountain's employee population.

SUMMARY

   In closing, let me assure you that I and other members of management and the Board are very sensitive to the dilutive nature of stock options. We firmly believe that approval of these proposals are essential to our ability to attract and retain the highest quality technical and product development employees and will continue to enhance the value of our enterprise and of our stock. Although Copper Mountain's stock price is subject to fluctuation, the Company's stock price increased approximately 700% from our initial public offering in May 1999 through March 31, 2000. We strongly support approval of the compensation proposal (Proposal 2) to help ensure that we continue on a successful path.

                                          Sincerely,

                                          By: _________________________________
                                                     Richard S. Gilbert
                                               President and Chief Executive
                                                          Officer